Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of October 1999
                     Distribution Date of November 15, 1999
                            Servicer Certificate #31

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                 $132,134,086.39
Beginning Pool Factor                                        0.2709094

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $8,777,252.47
     Interest Collected                                  $1,027,391.53

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $315,981.59
Total Additional Deposits                                  $315,981.59

Repos / Chargeoffs                                         $181,143.52
Aggregate Number of Notes Charged Off                              103

Total Available Funds                                   $10,120,625.59

Ending Pool Balance                                    $123,175,690.40
Ending Pool Factor                                           0.2525423

Servicing Fee                                              $110,111.74

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,851,172.55
     Target Percentage                                           5.25%
     Target Balance                                      $6,466,723.75
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                  ($351,241.12)
     Ending Balance                                     $10,499,931.43

Current Weighted Average APR:                                   9.829%
Current Weighted Average Remaining Term (months):                23.94

Delinquencies                                            Dollars       Notes
     Installments:               1 - 30 days        $1,457,497.20      1,049
                                 31 - 60 days         $402,900.30        273
                                 60+  days            $158,310.10         86

     Total:                                         $2,018,707.60      1,076

     Balances:                   60+  days          $1,284,418.50         86

Memo Item - Reserve Account
     Prior Month                                   $10,499,931.43
+    Invest. Income                                    $45,294.17
+    Excess Serv.                                     $305,946.95
+    Transfer (to) / from Collections Account               $0.00
     Beginning Balance                             $10,851,172.55

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of October 1999

                                                                                     NOTES
                                                  (Money Market)
                                     TOTAL           CLASS A - 1       CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%              0.00%            100.00%             0.00%
     Coupon                                                5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance          $132,134,086.39
Ending Pool Balance             $123,175,690.40

Collected Principal               $8,777,252.47
Collected Interest                $1,027,391.53
Charge - Offs                       $181,143.52
Liquidation Proceeds/Recoveries     $315,981.59
Servicing                           $110,111.74
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $10,010,513.85

Beginning Balance               $132,134,086.39             $0.00              $0.00    $114,634,086.39    $17,500,000.00

Interest Due                        $746,170.91             $0.00              $0.00        $644,816.74       $101,354.17
Interest Paid                       $746,170.91             $0.00              $0.00        $644,816.74       $101,354.17
Principal Due                     $8,958,395.99             $0.00              $0.00      $8,958,395.99             $0.00
Principal Paid                    $8,958,395.99             $0.00              $0.00      $8,958,395.99             $0.00

Ending Balance                  $123,175,690.40             $0.00              $0.00    $105,675,690.40    $17,500,000.00
Note / Certificate Pool Factor                             0.0000             0.0000             0.6004            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions               $9,704,566.90             $0.00              $0.00      $9,603,212.73       $101,354.17

Interest Shortfall                        $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                       $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                      $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                    $305,946.95
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,851,172.55
(Release) / Draw                   ($351,241.12)
Ending Reserve Acct Balance      $10,499,931.43

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of October 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                   3                 2                  1
                                         Jun-99             Jul-99              Aug-99            Sep-99             Oct-99
Beginning Pool Balance              $165,624,131.84     $156,684,111.52    $147,729,016.51    $139,373,167.71    $132,134,086.39

A)   Loss Trigger:
Principal of Contracts Charged Off       $23,478.92         $411,315.55        $394,307.18        $207,162.45        $181,143.52
Recoveries                              $405,430.69         $317,595.46        $442,341.22        $579,271.02        $315,981.59

Total Charged Off (Months 5, 4, 3)      $829,101.65
Total Recoveries (Months 3, 2, 1)     $1,337,593.83
Net Loss / (Recoveries) for 3 Mos      ($508,492.18)(a)

Total Balance (Months 5, 4, 3)      $470,037,259.87 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.2982%

Trigger:  Is Ratio > 1.5%                        No
                                                                                Aug-99              Sep-99           Oct-99

B)   Delinquency Trigger:                                                    $2,045,635.22      $2,020,916.92      $1,284,418.50
     Balance delinquency 60+ days                                                 1.38472%           1.45000%           0.97206%
     As % of Beginning Pool Balance                                               1.42840%           1.39757%           1.26893%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer